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                                                                  Exhibit 10.9



STATE OF LOUISIANA

PARISH OF MADISON


                          LEASE CONTRACT AND AGREEMENT

               THIS LEASE is made and entered into on December 29, 1995, by and between JCD PARTNERSHIP, a Mississippi Partnership, (hereafter "Lessor" or "Landlord"), and RENEX DIALYSIS FACILITIES, INC., a Mississippi corporation (hereafter "Lessee" or "Tenant").

               For and in consideration of the rental payments herein agreed upon and the mutual covenants and promises herein expressed, and other valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby enter into the following Lease Agreement whereby Lessor leases unto Lessee, and Lessee leases from Lessor the real property described in Exhibit "A" attached hereto and made a part hereof by reference, together with any building located thereon (hereafter "Leased Property").

               I.      TERM

               The term of this Lease (hereinafter "primary term") shall be for a period of ten (10) years, commencing upon the date of the Certificate of Occupancy of a 7500 square foot building to be constructed by Lessor on the leased property using up to $262,500.00 in funds provided by Lessee for tenant finishes with adequate parking for Lessee's personnel and patients and ending ten (10) years thereafter. Lessor agrees that such construction, including leasehold improvements, shall be substantially completed on or before a date to be agreed upon. Lessor represents and warrants that the building shall be constructed in accordance with plans and specifications as approved by Lessee and will be free of defects, suitable for the purposes intended, built in compliance with applicable building codes. Lessor agrees to subordinate its lien to Lessee's institutional financing lender upon the condition of Lessee's parent corporation guarantee of Lessee's obligation under this Lease. The term "tenant finishes" as referred to herein shall include all interior walls, finishes or exterior walls, ceilings, insulator, paint, wiring, breakers, HVAC ducts, plumbing, pipes, drains, and associated fixtures, and case work.

               II.     RENTAL

               Lessee shall pay unto Lessor as rent during the term hereof the sum of Eleven and no/100 Dollars ($11.00) per square foot of rentable area, being approximately 7500 square feet, or Eighty-Two Thousand Five Hundred and no/100 Dollars ($82,500.00) annual rent, payable in monthly installments of $6,875.00 per month and due and owing on the same day of each month as the date of the Certificate of Occupancy of the building, commencing on such date and continuing throughout the term of this Lease and until the expiration hereof. Lessee shall have the right to measure the rentable area. All such rental payments shall be made payable at the office of Lessor on the aforesaid day of each month or at such other place as Lessor may designate in writing, without notice or demand from Lessee.

               It is further agreed that, notwithstanding anything contained herein to the contrary, the property leased is leased for a total rental for the ten-year period of $825,000.00 payable at the time of the completion of the construction of the building and the provisions herein contained for the payment of such rent in installments are for the convenience of the Tenant and that upon default in payment of such rent in installments as herein allowed, the whole of the rent provided for and

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then remaining unpaid shall at once become due and payable without notice or demand, at the option of Lessor.

               III.    CONDITIONS

                       A. Tenant's Acceptance of Property. At the commencement of the term, Tenant shall have an opportunity to inspect the building, improvements, equipment, sidewalks, parking area, etc., and acknowledge inspection of the same and advise Lessor of any visible defects. In no event shall Landlord have any responsibility for tenant finishes.

                       B. Assignment of Lease. Tenant shall not assign, mortgage, or encumber this Lease, nor sublet or permit the Leased Property or any part thereof to be used by others without the prior written consent of Landlord in each instance. If this Lease is assigned or if the Leased Property or any part thereof is sublet without the prior written consent of Landlord or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as a tenant, or a release of Tenant from the further performance by Tenant of the covenants in this Lease. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting.

                       C. Use and Occupancy Restrictions. Tenant hereby agrees to restrict his use and occupancy of the premises herein leased to those activities normally associated with a dialysis clinic and hereby covenants not to use said premises for any unlawful or other purpose or make use of said premises in such way as would cause additional rates of any insurance. Lessee shall have access to the building at all times.

                       D. Lessor's Right of Inspection. At all times during Lessee's business hours, Lessor shall have the right to enter the Leased Property for the purpose of inspecting the Leased Property, provided that such inspection will be performed in a manner to minimize interference with Lessee's business operations.

                       E. Property Taxes. It is agreed and understood by the parties that Lessee shall pay all personal property taxes assessed against its property on the leased premises and its pro rata share of real property taxes resulting from tenant finishes. Lessor shall otherwise pay the real property taxes assessed on the leased premises.

                       F. Maintenance. Lessor shall maintain the exterior of the building hereby leased, including the exterior walls and roof. Lessee shall maintain the leasehold improvements and the interior of the Leased Property, including glass and windows, and shall be responsible for all other maintenance including, without limitation, upkeep and maintenance on all appliances, plumbing, air conditioning, and heating units and hot water heaters. In addition, Lessor and Lessee shall share equally in the costs to maintain the lawn and landscape.

                       G. Utilities. Lessee agrees to pay all utilities including, without limitation, all water, gas, telephone, electricity, janitorial and hazardous waste services associated with Tenant's use of said premises during the term of this Lease.


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                       H.     Improvements.  Except for tenant finishes, no
material alteration, addition, or improvement to the Leased Property shall be made by Tenant without the written consent of the Landlord, which shall not be unnecessarily withheld. Any alteration, addition, or improvement made to the Leased Property following the issuance of the Certificate of Occupancy shall be made at the sole expense of Tenant and shall become a part of the Leased Property to which all right, title, and interest shall belong to Lessor unless same can be removed with only minimal harm to the Leased Property.

                       I. Public Liability and Property Damages Insurance. Lessee shall, at its own expense, maintain public liability and property damage insurance with a single combined liability limit of not less than One Million and No/100 Dollars ($1,000,000.00), insuring against all liability of Lessee and its authorized representatives arising out of or in connection with the Lessee's lease, use and/or occupancy of the Leased Property, building, and all improvements. Lessor shall be named as an additional insured, and all policies shall contain cross-liability endorsements. All public liability and property damage insurance acquired under this Lease shall:

                              1. be issued by and binding upon a solvent
               insurance or insurance companies qualified and admitted to do business in Mississippi;

                              2. be a primary policy or a combination of a
               primary policy and an excess liability policy; and

                              3. contain an endorsement requiring thirty (30)
               days written notice from the insurance company to Lessor and Lessee before cancellation of the policy shall be effective.

A certificate of each policy shall be deposited with Lessor on or before the commencement date of this Lease and, upon renewal or cancellation thereof, a new certificate shall be deposited with Lessor not less than twenty (20) days before the expiration or termination of the policy then in effect.

                       J. Fire and Extended Coverage Insurance. Lessor shall maintain, at its expense, a standard fire and extended coverage insurance policy issued by and binding upon a solvent insurance company licensed, qualified, and admitted to do business in the State of Mississippi, insuring on behalf of Lessor the building and improvements to the extent of their full replacement value. Lessor shall not insure, nor have any duty or obligation to insure, any furniture, equipment, machinery, trade fixtures, goods, or other personal property that Lessee may bring or maintain upon the Leased Property nor shall Lessor be liable for damage or destruction to any of such property from any cause. Lessee shall maintain fire and extended coverage insurance on all of Lessee's tenant finishes and furniture, equipment, machinery, trade fixtures, goods, supplies, or other personal property.

                       K. Surrender in Same Good Order and Condition. Tenant's Option to Remove His Property. Landlord's Right to Unremoved Property. Tenant shall vacate the Leased Property in the good order and repair in which such property was at the time of issuance of the Certificate of Occupancy, ordinary wear and tear and casualties by accidental fire not occurring through the Tenant's negligence alone excepted, and shall remove all its personal property therefrom so that the Landlord can repossess the Leased Property not later than noon on the day upon which this Lease or any extension thereof expires, whether upon notice, holdover, or

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otherwise. Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other condition or covenant of this Lease. Tenant may at any time prior to or upon the termination of this Lease or any renewal or extension thereof remove from the Leased Property all materials, equipment, and property of every other sort or nature owned and installed by the Tenant thereon, provided that such property is removed without substantial injury to the Leased Property. No injury shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property, if so requested by Landlord. Any such property not so removed shall become the property of Landlord.

                       L. Prohibition of Signs. Consent of Landlord Not to be Unreasonably Withheld. Except as hereinafter provided, Tenant shall not, without Landlord's consent, place or erect any signs of any nature on any part of the Leased Property, the sidewalk adjoining the Leased Property, or on any part of Landlord's property adjacent to the Leased Property. Landlord will not unreasonably withhold its consent to the placement of a sign of reasonable size bearing Tenant's trade name, but the location, colors, materials, styles, and size of such sign shall be subject to Landlord's absolute right of approval and the limitations and restrictions of state and local ordinances applicable thereto.

                       M. Landlord to Repair. Rent Abatement During Repair. Where the Leased Property is damaged by fire or other casualty without the fault of Tenant, Landlord shall repair or replace the damage with reasonable dispatch, if Lessor deems reasonable, and if the damage has rendered the Leased Property untenantable, there shall be an apportionment of the rent until the damage to Landlord's property has been repaired. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance, and other causes beyond Landlord's control. In no event shall Landlord have any responsibility for the repair or replacement of tenant finishes.

                       N. Right of Entry Upon Abandonment. Landlord's Right to Relet . Liability of Tenant. If at any time during the lease term, the Leased Property or any part thereof shall be abandoned by Tenant, Landlord may, at its option, enter into the Leased Property by force or otherwise without being liable for any prosecution therefor, and without becoming liable to Tenant for damages or for any payment of any kind whatsoever, and may, in its controlled discretion, as agent of Tenant relet the Leased Property, or any part thereof, for the whole or any part of the then unexpired term and, for the purposes of such reletting, Landlord may make alterations and modifications of the Leased Property, and may receive and collect all rent payable by virtue of such reletting and, if Landlord shall, because of nonpayment of rent or other breach of condition or covenant or agreement, re-enter and repossess the Leased Property pursuant to the conditional limitations contained herein, by summary proceedings, force, or otherwise, Landlord may, at its option, hold Tenant liable for the difference between the rent and other charges that would have been payable hereunder during the residue of the lease term, if this Lease had continued in force, and the net rent for such period realized by Landlord by means of reletting to any other tenant(s), on such terms and conditions as may, in the uncontrolled discretion of Landlord be provided, and Tenant shall pay monthly in advance, at such periods as the rent hereunder would have fallen due if this Lease continued, the differential between the original amount of each monthly payment, as herein provided plus such sums, if any, due from Tenant as additional and augmented rent, and the net proceeds of reletting after deducting expenses of every nature and description incurred by Landlord, including, without limitation, commissions and the cost of all alterations and modifications to the Leased Property made in reletting same.


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                       O.      Reimbursement of Litigation Expenses.  Expenses
Deemed Landlord's Lien. In case either party shall, without fault on its part, be made a party to any litigation commenced by the other, the prevailing party shall recover all costs and reasonable attorney's fees incurred by it in enforcing the covenants, terms, and, provisions of this Lease, or in terminating this Lease by reason of default; and all such costs and reasonable attorney's fees, if paid by Landlord and Landlord is the prevailing party, and payment of all monies provided in this Lease to be made by Lessee, shall be, and they are, hereby declared to be a Landlord's lien upon any building and improvement and Lessee's interest in any personal property placed upon the premises at any time during the term of this Lease and upon the leasehold interest hereby created, and upon the rent of any building and improvement situated upon the premises at any time during the term of this Lease.

                       P. Landlord's Right to Cause Expiration Upon Listed Defaults. Recovery of Rent for Balance of Term Less Reasonable Rental Value.

                               1.  Landlord may give Tenant fifteen (15)
               days notice of intention to terminate this Lease in any of the following circumstances:

                                   a. If Tenant shall be in default in the
                        performance of any covenant of this Lease and if such default is not cured within fifteen (15) days after written notice thereof given by Landlord to Tenant or, if such default shall be of such nature that it cannot be cured completely within such fifteen-day period or shall not thereafter proceed with reasonable diligence and in good faith to remedy such default.

                                   b. If Tenant shall be adjudicated as
                        bankrupt, make a general assignment for the benefit of creditors, or take the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy shall be appointed for Tenant's property and such appointment is not vacated within ninety (90) days. For these purposes, "Tenant" shall mean the tenant then in possession of the Leased Property.

                                   c. If the Leased Property appears to have
                        permanently become vacant or deserted for a period in excess of thirty (30) days.

                                   d. If this Lease shall be assigned or the
                        Leased Property sublet other than in accordance with the terms of this Lease.

                                   e. If Tenant shall be in default in the
                        payment of any rental sums or other monetary obligations incurred hereunder.

                               2. If Landlord shall give the fifteen-day notice of termination provided in subparagraph (a) of this paragraph P, then at the expiration of such period, this Lease shall terminate as completely as if that were the date herein definitely fixed for the expiration of the term of this Lease, and Tenant shall then surrender the Leased Property to Landlord. If this Lease shall so terminate, it shall be lawful for Landlord, at its option and without formal demand or notice of any kind, to remove Tenant therefrom without being liable for any damages therefor. Upon termination of this Lease, as herein provided, Landlord shall have the right, at its election, to terminate any sublease then in effect, without the consent of the sublessee concerned.

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                              3. Tenant shall remain liable for all its
               obligations under this Lease, despite the Landlord's re-entry, and Landlord may relet or use the Leased Property as agent for Tenant, if Landlord so elects. Tenants waives any legal requirement for notice of intention to re-enter and any right of redemption.

                              4. Nothing in this Article shall be deemed to
               require Landlord to give Tenant any notice, other than such minimum notice as may be required by statute, prior to the commencement of an unlawful detainer action for nonpayment of any basic rent or additional rent, it being intended that the 15-day notice provided hereunder is only for the purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate.

                              5. Time is of the essence of this Lease with
               respect to the performance by Tenant of its obligation hereunder.

               Q. No Waiver of Landlord's Rights Through Failure to Seek Redress or Receipt of Rent. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and affect of an original violation. The receipt of rent by Landlord with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

               R. Indemnification. Lessee shall release, indemnify, save and hold harmless Lessor, together with all of its agents, successors, assigns and attorneys, from and against all claims, actions, damages, liability and expenses incurred in connection with loss of life, personal injury and/or damage to the property arising from or out of any occurrence in, upon or at the Leased Property, or the occupancy or use by Lessee of the Leased Property or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, successors, assigns or invitees. Lessor shall release, indemnify, save and hold harmless Lessee, together with all of its agents, successors, assigns and attorneys, from and against all claims, actions, damages, liability and expenses incurred in connection with loss of life, personal injury and/or damage to the Leased Property arising from or out of any occurrence occasioned wholly or in part by any act or omission of Lessor, its agents, successors, assigns or invitees.

               S. Notice by Registered or Certified Mail. Any notice under this Lease must be in writing and must be sent by registered or certified mail to the last address of the party to whom the notice is to be given, as designated by such party in writing. Landlord hereby designates its address as 1828 Raymond Road, Jackson, Mississippi 39204. Tenant hereby designates its address as 2222 Ponce De Leon Boulevard, 6th Floor, Coral Gables, Florida 33134.

               T. Lease Binding Upon Heirs, Executors, Administrators, Successors, and Assigns of Landlord and Tenant. The covenants, terms, conditions, provisions, and undertakings in this Lease or in any renewals thereof shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also to the heirs, executors, administrators, successors, and assigns of such party, as if in each and every case so expressed.


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               U. Entire Agreement. This Lease contains the entire agreement between the parties and cannot be changed, altered, or amended without the express written consent of all parties hereto. This Agreement shall be construed under the laws of the State of Mississippi.

                                      JCD PARTNERSHIP, A MISSISSIPPI
                                      PARTNERSHIP, LESSOR



                                      By:      /s/. C. David Finch, Jr., M.D.
                                         ---------------------------------------
                                             C. DAVID FINCH, JR., M.D., Partner



                                      By:       /s/ Charles D. Finch, Sr.
                                         ---------------------------------------
                                               CHARLES D. FINCH, SR. Partner



                                      By:        /s/ Jeffery C. Finch
                                         ---------------------------------------
                                               JEFFERY C. FINCH, Partner


Attest:                               RENEX DIALYSIS FACILITIES, INC., A
                                      MISSISSIPPI CORPORATION, LESSEE


                                      By:          /s/ James P. Shea
----------------------------------       ---------------------------------------
Secretary                                      JAMES P. SHEA, President

STATE OF FLORIDA

COUNTY OF DADE

               PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the jurisdiction aforesaid, the within named C. DAVID FINCH, JR. M.D., CHARLES D. FINCH, SR., and JEFFERY C. FINCH, who, after having been by me first duly sworn, state on their oath that they are all partners of JCD PARTNERSHIP, a Mississippi Partnership, and that they signed, executed, delivered and entered into the above and foregoing Lease Contract and Agreement for and on behalf of said partnership being first duly authorized so to do.

               SWORN TO AND SUBSCRIBED BEFORE ME, this the 29th day of December, 1995.


My Commission Expires:                                /s/ Bryan W. Bauman
August 04, 1997                                --------------------------------
Commission No.: CC-796271                                NOTARY PUBLIC




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STATE OF FLORIDA

COUNTY OF DADE

               PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the jurisdiction aforesaid, the within named JAMES P. SHEA, who, after having been by me first duly sworn, stated on his oath that he is president of RENEX DIALYSIS FACILITIES, INC., a Mississippi corporation, and that he signed, executed, delivered, and entered into the above and foregoing Lease Contract and Agreement for and on behalf of said corporation being first duly authorized so to do.

               SWORN TO AND SUBSCRIBED BEFORE ME, this 29th day of December,
1995.



My Commission Expires:                           /s/ Bryan W. Bauman
August 04, 1997                           ----------------------------------
Commission No.: CC-796271                           NOTARY PUBLIC


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                                   EXHIBIT "A"

         Lots Nine (9) and Ten (10) of Square or Block Ten (10) of the Village of Delta, Louisiana.

         BEING THE PROPERTY ACQUIRED BY VENDOR FROM MICHAEL J. CHANEY AND HIS WIFE, MARY THURMOND CHANEY, AS EVIDENCED BY ACT OF SALE BEARING DATE OF NOVEMBER 27,1987, RECORDED IN THE NOTARIAL RECORDS OF MADISON PARISH, LOUISIANA IN CONVEYANCE BOOK "86', PAGE 228, UNDER REGISTER NUMBER 75375.

         LESS AND EXCEPT THEREFROM that certain portion of the above described property taken in expropriation suit styled "State of Louisiana, Through the Department of Highways vs. J. R. Hill, et al.", bearing docket number 6144 on the docket of the Sixth Judicial District Court, with the Order of Expropriation dated November 20, 1969, being recorded in the Notarial Records of Madison Parish, Louisiana in Conveyance Book "22", page 421 under register number 36640, said land included within the expropriation suit being particularly described as follows, to-wit:

         A certain tract or parcel of land and all the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the Parish of Madison, State of Louisiana, in Section 15, Township 16 North, Range 15 East, LAND DISTRICT NORTH OF RED RIVER, and shown as Parcel No. 7-2 on a white print of a plat of survey made by Fred O. Eldred and Phillip C. Holland, Registered I-and Surveyors, dated March 10, 1969, revised, annexed to the above entitled and numbered suit, said tract or parcel of land being outlined in red and being more particularly described according to said plat of survey, as follows:

                Begin at the point which is the southwest comer of Lot 9 of Block 10; from said point of beginning proceed North 40 degrees 40 minutes 33 seconds West a distance to 15.55 feet and comer; thence proceed North 76 degrees 30 minutes 6 seconds
                East a distance of 34.02 feet and comer; thence proceed South 49 degrees 17 minutes 28 seconds West a distance of 30.26 feet to the point of beginning.

         Lots Seven (7) and Eight (8) of Square or Block Ten (10) of the Village of Delta, Louisiana.

         LESS AND EXCEPT THEREFROM that certain portion of the above described property conveyed to the State of Louisiana and the Department of Highways of the State of Louisiana, by Angelina Griefield, et al., as evidenced by Sale bearing date of October 13, 1969, recorded in the Notarial Records of Madison Parish, Louisiana in Conveyance Book '22", page 125 under register number 36453, which property is particularly described as follows, to-wit:




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         PARCEL NO. 7-1

         A certain tract or parcel of land together with all of the improvements thereon and all rights, ways, privileges, servitudes, and advantages thereunto belonging or anywise appertaining, situated in Madison Parish, State of Louisiana, and being a portion of Lot 8 of Block 10 and in Section 15, Township 16 -North, Range 15 East, Land District North of Red River,'the boundary lines of which tract are more particularly described as follows:

         Begin at a point in the southwest comer of Lot 8 of Block 10 and run thence North 40' 40' 33" West a distance of 46.39 feet to a point and comer; thence North 761 30' 06" East a distance of
         67.45 feet to a point and comer; thence South 40' 40' 33" East a distance of 15.55 feet to a point and comer; thence South 49' 17' 28" West a distance of 60 feet to the point of beginning and containing an area of 1,858 Square Feet, more or less, identified as Parcel No. 7-1, as shown on the Right of Way map, prepared by Fred O. Eldred and Philip G. Holland, Registered Land Surveyors, dated March 10, 1969, for the TALLULAH-DELTA INTERSTATE HIGHWAY, STATE PROJECT NO. 45 108-02, RELOCATION LA-US 80 and the I.C.R.R. AT DELTA SECTION, F.A.P. NO. 1-20-4(3)169, MADISON PARISH, said map being filed in the office of the Louisiana Department of Highways in the City of Baton Rouge, Louisiana.

         Being a portion of the same property acquired by Vendors in the Succession of T.M. Morrissey filed and recorded November 24, 1943, in COB "GG" at page 483 and in the Will of Mrs. Josephine
         R. Morrissey, dated December 14, 1965, filed September 14, 1966, Probate No. 14, 1966, Chancery Court of Warren County, Mississippi.